UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2017

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36250	23-2725311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01. Entry into a Material Definitive Agreement.

On August 2, 2017, Ciena Corporation (the “Company”) entered into an Indenture (the “Indenture”) with the Bank of New York Mellon, N.A., as Trustee, relating to a new series of 3.75% Convertible Senior Notes due 2018 (the “New Notes”) issued in connection with its recently completed exchange offer (the “Exchange Offer”) of the New Notes, together with an exchange fee of $2.50 per $1,000 aggregate principal amount at maturity, for the Company’s outstanding 3.75% Convertible Senior Notes due 2018 (the “Old Notes”). The Exchange Offer expired at 12:00 midnight, New York City time, at the end of the day on Friday, July 28, 2017. Following settlement of the Exchange offer on August 2, 2017, $61,270,000 in aggregate principal amount at maturity of Old Notes and $288,730,000 in aggregate principal amount at maturity of New Notes are outstanding.

The Exchange Offer was made pursuant to the terms of the Company’s Registration Statement on Form S-4 (SEC File No. 333-219060) and a related prospectus filed by the Company on July 28, 2017 pursuant to Rule 424(b)(3) under the Securities Exchange Act of 1934, as amended (the “Prospectus”). The terms of the Indenture and the New Notes are described in the section of the Prospectus entitled “Description of the New Notes”, which is incorporated in this Form 8-K by reference. A copy of the Indenture is filed with this Form 8-K as Exhibit 4.1 and is incorporated in this Item 1.01 by reference.

ITEM 8.01. Other Events.

The New Notes issued under the indenture on August 2, 2017 give the Company the option, at its election, to settle conversions of such notes for cash, shares of its common stock, or a combination of cash and shares. Diluted earning per share calculation for convertible debt instruments (such as the New Notes) that may be settled entirely or partly in cash may, in certain circumstances where the borrower has the ability and intent to settle in cash, be accounted for utilizing the treasury stock method. Under this method, the shares issuable upon conversion of the New Notes would not be included in the calculation of diluted earnings per share, except to the extent that the conversion value of the New Notes exceeds their principal amount. It is the Company’s current intent that upon conversion of the New Notes it will settle the principal amount thereof in cash. Accordingly, the Company intends to use the treasury stock method for the New Notes in its diluted earnings per share calculation.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture dated August 2, 2017 between Ciena Corporation and The Bank of New York Mellon, N.A., as trustee, for 3.75% Convertible Senior Notes due 2018, including the Form of Note attached as Exhibit A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Date: August 2, 2017	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated August 2, 2017 between Ciena Corporation and The Bank of New York Mellon, N.A., as trustee, for 3.75% Convertible Senior Notes due 2018, including the Form of Note attached as Exhibit A thereto